UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”), has announced that Janet Skonieczny has been named Chief Operating Officer, effective January 2, 2013.

Prior to this appointment, Ms. Skonieczny, 53, served as the Company’s Vice President, Compliance Officer and Privacy Officer since November 2007 (including as Corporate Secretary from November 2007 to May 2012) and previously as Vice President of Operations of InfuSystem, Inc. the Company’s wholly-owned subsidiary, since 1998. During her tenure, she facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs.

In connection with this appointment, the Company and Ms. Skonieczny entered into a First Amended and Restated Employment Agreement, effective January 2, 2013 (the “Agreement”). The material terms of the Agreement are as follows:

a)	An annual salary of $250,000;

b)	The opportunity to earn an annual cash bonus award of $125,000 based on satisfaction of pre-established performance goals and the Company may, in its sole discretion, increase the amount of the annual cash bonus award so as not to exceed $250,000;

c)	A grant of stock options pursuant to which she may purchase up to 110,000 shares of common stock of the Company, of which one-third of such total stock options shall vest on each of the next three anniversaries of the grant date, provided that she remains employed on such dates;

d)	In the event that she is terminated without cause within six (6) months of a Change-in-Control, all stock options granted and all restricted shares of the Company granted pursuant to other agreements between her and the Company shall immediately vest and all restrictions with respect thereto shall lapse;

e)	A two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, and a two-year non-solicitation provision for soliciting customers or diverting business from the Company, both of which provisions may be extended by one-year if the Company pays her annual base salary; and

f)	In the event of a termination of her employment by the Company other than for Cause, (i) all accrued and unpaid annual base salary through the date of termination and any bonus earned in respect of the prior calendar year, (ii) pro rata vesting of the stock options granted in connection with the Agreement and any then-outstanding restricted stock grants based upon the length of her service in the year of termination, (iii) a pro-rata bonus for the year of termination, calculated based on an assumption of full achievement of performance targets established for such award and the length of her service in the year of termination, and (iv) one year of base salary paid over the one year following the date of termination.

A copy of the press release announcing Ms. Skonieczny’s appointment as Chief Operating Officer is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1     Press Release of InfuSystem Holdings, Inc. dated January 2, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

Dated: January 3, 2013